UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

SHENANDOAH TELECOMMUNICATIONS COMPANY

500 Shentel Way

Edinburg, Virginia 22824

ADDITONAL INFORMATION REGARDING THE

2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Shenandoah Telecommunications Company (the “Company”), dated March 3, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 annual meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2020, at 11:00 a.m., Eastern Time. This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Annual Meeting and is being made available to shareholders on or about March 31, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2020

To our shareholders:

Due to the emerging public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the 2020 annual meeting of shareholders (the “Annual Meeting”) of Shenandoah Telecommunications Company (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020, at 11:00 a.m., Eastern Time. In light of public health concerns regarding the coronavirus pandemic (COVID-19), the Annual Meeting will be held in a virtual meeting format only via a live webcast. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on the February 21, 2020 record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other nominee who held shares of the Company on your behalf as of the record date. The Annual Meeting will be accessible at www.virtualshareholdermeeting.com/SHEN2020. To vote or ask questions during the webcast, you must enter the control number found on your proxy card, voting instruction form or notice you previously received and follow the instructions available on the Annual Meeting website. A copy of your original proxy card is accompanying this notice for your convenience, which contains the same control number as the original notice you received. Please disregard the physical location of the meeting provided on the original proxy card, which is no longer accurate. If you have already voted, you do not need to do so again. If, on the day of the meeting, you cannot locate your control number, you will still be able to view the webcast and listen to the Annual Meeting as a guest by logging in as a guest on www.virtualshareholdermeeting.com/SHEN2020.

If you have not already done so, whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available electronically at www.proxyvote.com.

Shareholders who wish to submit questions may do so in writing in advance of the Annual Meeting on our pre-meeting forum at www.proxyvote.com using their control number. Questions submitted in advance will be accepted beginning on April 6, 2020, until noon on April 20, 2020. There will also be an opportunity to submit questions during the meeting during the live Q&A portion. Information about how to submit questions during the meeting and other details regarding how to participate in the Annual Meeting are more fully described at www.virtualshareholdermeeting.com/SHEN2020.

By Order of the Board of Directors,

Raymond B, Ostroski
Secretary

Dated: March 31, 2020